Exhibit 99.1

CARLSBAD, Calif., Jan. 31 /PRNewswire-FirstCall/ -- Palomar Enterprises, (OTC Bulletin Board: PLMA - News) announces the recapitalization of The Company's stock in order to provide long term appreciation for its shareholders. The Company will implement a reverse stock split on February 4th of 300:1. This recapitalization will reduce the common shares outstanding below 2 million shares, which provides a much better platform for price appreciation for its shareholders.

The Company has retained a prominent investment firm to represent its developments to the investment community going forward. Palomar has committed significant resources to provide awareness to new shareholders of The Company's progress and bright future in the current real estate market we are in. Palomar's niche is to purchase as many income producing properties as possible at 40% to 50% below market values. As the real estate market corrects, The Company will be positioned to lock in significant profits for its shareholders, while generating income in the meantime.

Palomar has recently completed a property in Oceanside, California located steps from the beach, with a panoramic view of Oceanside Pier and the Pacific Ocean. This property is being offered for direct purchase or fractional ownership and is currently on the market. For information on this wonderful investment property, call (760) 434-9300.

From time to time, the Company may issue news releases that contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. This material may contain statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. For those statements, the Company claims the protection of the safe harbor for forward-looking statement provisions contained in the Private Securities Litigation Reform Act of 1995 and any amendments thereto. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions, or future events or performance are not statements of historical fact and may be "forward-looking statements." "Forward-looking statements" are based upon expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties that could cause actual results or events to differ materially from those anticipated.

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